EXHIBIT 99.


FOR IMMEDIATE RELEASE

Monarch Services, Inc. Receives Notice of Delisting from the Nasdaq Stock
Market

BALTIMORE, MARYLAND - AUGUST 5, 2005 - Monarch Services, Inc. (NasdaqSC:MAHI) (the "Company") today announced that it received notice from the staff of the Nasdaq Stock Market Listing Qualifications Department that the staff had determined that the Company's securities will be delisted from The Nasdaq SmallCap Market at the opening of business on August 10, 2005. The Company does not currently plan to appeal the staff's determination.

The staff's determination, communicated by letter dated August 1, 2005, is a result of the Company's inability to certify its compliance with certain Nasdaq corporate governance requirements. In particular, the Company was not able to certify its compliance with Nasdaq Marketplace Rules 4350(c)(1) (requiring listed companies to have a board of directors with a majority of independent directors) and 4350(d)(2) (requiring listed companies to have an audit committee of at least three members, each of whom must be independent).

Contact:

Jackson Y. Dott
Monarch Services, Inc.
4517 Harford Road
Baltimore, Maryland 21214
(410) 254-9200